UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 16, 2005

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6442 City West Parkway
Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 947-0000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2005 Key Executive Incentive Compensation Plan

On February 16, 2005 the Compensation Committee of the Board of Directors of Life Time Fitness, Inc. (the “Company”) approved the 2005 Key Executive Incentive Compensation Plan (the “Incentive Plan”) for the Company’s executive officers. The form of Incentive Plan award is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Incentive Plan provides for monthly payouts based on the Company’s earnings before taxes (EBT) or earnings before interest, taxes, depreciation and amortization (EBITDA) for the year-to-date period (YTD) as compared against the Company’s financial plan. In addition, the Incentive Plan provides for an additional year-end payment based on the Company’s capital expenditures (CapEx) as compared to the Company’s 2005 financial plan. The payout formulas are described in more detail in the form of Incentive Plan award filed as an exhibit. The Incentive Plan award for each executive officer specifies the Guaranteed Pay (salary) and Target Pay (salary plus incentive amount) for that executive officer, which are listed below:

Executive Officer	Guaranteed Pay	Target Pay	Monthly Payout Measure

Bahram Akradi
Chairman of the Board of Directors, President and Chief Executive Officer	$870,000	$1,275,000	EBT

Stephen F. Rowland, Jr.
President, FCA Construction Holdings, LLC	$300,000	$450,000	EBITDA

Michael J. Gerend
Executive Vice President and Chief Operating Officer	$300,000	$450,000	EBITDA

Michael R. Robinson
Executive Vice President and Chief Financial Officer	$264,000	$400,000	EBT

Mark L. Zaebst
Senior Vice President, Real Estate and Development	$180,000	$252,000	EBITDA

Eric J. Buss
Senior Vice President of Corporate Development, General Counsel and Secretary	$180,000	$240,000	EBT

Item 9.01. Financial Statements and Exhibits.

     The following Exhibit is being filed herewith:

     10.1 Form of 2005 Key Executive Incentive Compensation Plan.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: February 22, 2005	By:	/s/ Michael R. Robinson
Michael R. Robinson
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

No.	Exhibit	Manner of Filing

10.1	Form of 2005 Key Executive Incentive Compensation Plan.	Filed Electronically

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